As filed with the Securities and Exchange Commission on December 8, 2011

No. 333-177102

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iGATE Corporation

Additional Registrants Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Pennsylvania	7371	25-1802235
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6528 Kaiser Drive

Fremont, California 94555

(510) 896-3015

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mukund Srinath

Vice President — Legal & Corporate Secretary

6528 Kaiser Drive

Fremont, California 94555

(510) 896-3015

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff, Esq.

Michael Kim, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022-4675

(212) 446-4800

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
iGATE Holding Corporation	Delaware	7371	25-1803284
iGATE, Inc.	Pennsylvania	7371	25-1529755
iGATE Technologies, Inc.	Pennsylvania	7371	25-1855497

EXPLANATORY NOTE

The sole purpose of this Amendment No. 3 to the Registration Statement on Form S-4, initially filed with the Securities and Exchange Commission on September 30, 2011 (File No. 333–177102), is to file revised versions of Part II and Exhibits 5.2 and Exhibit 23.4 to the Registration Statement. This Amendment No. 3 does not modify any provisions of the prospectus constituting Part I or Items 20 or 22 of the Registration Statement. Accordingly, this Amendment No. 3 does not include a copy of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware

Under the Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

The bylaws of iGATE Holding Corporation provide for the indemnification of officers and directors to the fullest extent permitted by law.

Pennsylvania

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law (the “PBCL”) provides in general that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of or serving at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she is determined by the board or directors, or in certain circumstances by independent legal counsel or the shareholders, to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful. In the case of actions by or in the right of the corporation, indemnification is not permitted in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation except to the extent a court determines that the person is fairly and reasonably entitled to indemnification. In any case, to the extent that the person has been successful on the merits or otherwise in defense of any claim, issue or matter, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Subchapter D of Chapter 17 also provides that the indemnification permitted or required thereby is not exclusive of any other rights to which a person seeking indemnification may be entitled.

Article 9 of iGATE Corporation’s (“iGATE”) third amended and restated articles of incorporation provides that we will indemnify and hold harmless to the full extent permitted by law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of iGATE or otherwise (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or executive officer of iGATE or is or was serving at the request of iGATE as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or executive officer of iGATE, or in any other capacity on behalf of iGATE while such person is or was serving as a director or executive officer of iGATE, against all expenses, liability and loss, including but not limited to attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith. The right to indemnification is a contract right and includes the right to be paid by iGATE the expenses incurred in defending any such proceeding (or part thereof) or in enforcing his or her rights to indemnification in advance of the final disposition thereof promptly after our receipt of a request therefor stating in reasonable detail the expenses incurred; provided, however, that to the extent required by law, the payment of such expenses incurred by a director or executive officer of iGATE in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if and to the extent it shall ultimately be determined by a court that he or she is not entitled to be indemnified by iGATE.

The articles of incorporation also provide, in accordance with Section 1713 of the PBCL, that a director of iGATE shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless: (1) the director has breached or failed to perform the duties of his/her office under Subchapter B of Chapter 17 of the PBCL (relating to standard of conduct and justifiable reliance); and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation on the personal liability of directors of iGATE does not apply to: (A) the responsibility or liability of a director pursuant to any criminal statute; or (B) the liability of a director for the payment of taxes pursuant to local, state or federal law.

We have entered into employment agreements with all of our named executive officers, which entitle such individuals to be indemnified in their capacities as directors and/or officers of iGATE to the full extent permitted by law. We have also purchased insurance insuring our directors and officers against certain liabilities that they might incur as directors or officers, including certain liabilities under the Securities Act of 1933, as amended.

The bylaws of iGATE, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

The bylaws of iGATE Technologies, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits.

Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b) Financial Statement Schedules.

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(g)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(h)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(i)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 8, 2011.

iGATE CORPORATION
(Registrant)

By:	/s/ Phaneesh Murthy
Name:	Phaneesh Murthy
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Phaneesh Murthy Phaneesh Murthy	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2011

# Sujit Sircar	Chief Financial Officer (Principal Financial Officer)	December 8, 2011

# Prashanth Idgunji	Vice President-Finance (Principal Accounting Officer)	December 8, 2011

# Sunil Wadhwani	Co-Chairman of the Board of Directors and Director	December 8, 2011

# Ashok Trivedi	Co-Chairman of the Board of Directors and Director	December 8, 2011

# J. Gordon Garrett	Director	December 8, 2011

# Göran Lindahl	Director	December 8, 2011

# Martin G. McGuinn	Director	December 8, 2011

# Joseph J. Murin	Director	December 8, 2011

# Roy Dunbar	Director	December 8, 2011

# Salim Nathoo	Director	December 8, 2011

#By:	/s/ Phaneesh Murthy
Phaneesh Murthy, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 8, 2011.

iGATE HOLDING CORPORATION
(Registrant)

By:	/s/ Phaneesh Murthy
Name:	Phaneesh Murthy
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Phaneesh Murthy Phaneesh Murthy	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2011

# Sujit Sircar	Chief Financial Officer (Principal Financial Officer)	December 8, 2011

# Prashanth Idgunji	Vice President-Finance (Principal Accounting Officer)	December 8, 2011

# Pam Jasinksi	Secretary and Director	December 8, 2011

# By:	/s/ Phaneesh Murthy
Phaneesh Murthy, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 8, 2011.

iGATE, INC.
(Registrant)

By:	/s/ Phaneesh Murthy
Name:	Phaneesh Murthy
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Phaneesh Murthy Phaneesh Murthy	President (Principal Executive Officer)	December 8, 2011

# Sujit Sircar	Executive Vice President (Principal Financial Officer)	December 8, 2011

# Prashanth Idgunji	Vice President-Finance (Principal Accounting Officer)	December 8, 2011

# Sunil Wadhwani	Director	December 8, 2011

# By:	/s/ Phaneesh Murthy
Phaneesh Murthy, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 8, 2011.

iGATE TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Phaneesh Murthy
Name:	Phaneesh Murthy
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Phaneesh Murthy Phaneesh Murthy	President (Principal Executive Officer)	December 8, 2011

# Sujit Sircar	Executive Vice President (Principal Financial Officer)	December 8, 2011

# Prashanth Idgunji	Vice President-Finance (Principal Accounting Officer)	December 8, 2011

# Sunil Wadhwani	Director	December 8, 2011

# Ashok Trivedi	Director	December 8, 2011

# By:	/s/ Phaneesh Murthy
Phaneesh Murthy, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions, iGATE Global Solutions Limited and the sellers party thereto is incorporated by reference to Exhibit 2.1 to iGATE’s Form 8-K, filed on January 12, 2011.

2.2	Share Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions and General Atlantic Mauritius Limited is incorporated by reference to Exhibit 2.2 to iGATE’s Form 8-K, filed on January 12, 2011.

2.3	Securities Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions and General Atlantic Mauritius Limited is incorporated by reference to Exhibit 2.3 to iGATE’s Form 8-K, filed on January 12, 2011.

2.4	Separation and Distribution Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008 is incorporated by reference to Exhibit 2.1 to iGATE’s Form 8-K, filed on October 1, 2008.

3.1	Third Amended and Restated Articles of Incorporation of iGATE Corporation, dated May 5, 2011, is incorporated by reference to Exhibit 3.1 to iGATE’s Form 8-K, filed on May 11, 2011.

3.2	Amended and Restated Bylaws of iGATE Corporation are incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q, filed on August 14, 2000.

3.3	Articles of Incorporation of iGATE Holding Corporation.*

3.4	Bylaws of iGATE Holding Corporation.*

3.5	Articles of Incorporation of iGATE, Inc.*

3.6	Bylaws of iGATE, Inc.*

3.7	Articles of Incorporation of iGATE Technologies, Inc.*

3.8	Bylaws of iGATE Technologies, Inc.*

3.9	Statement with Respect to Shares—8% Series B Convertible Participating Preferred Stock, no par value per share is incorporated by reference to Exhibit 3.1 to iGATE Corporation’s Form 8-K, filed on February 4, 2011.

4.1	Registration Rights Agreement, between iGATE Corporation and the Selling Shareholders named therein, dated as of August 17, 2010 is incorporated by reference to Exhibit 4.2 to iGATE Corporation’s Registration Statement on Form S-3, Commission File No. 333-170042, filed on October 20, 2010.

4.2	Form of certificate representing the Common Stock of the Company is incorporated by reference to Exhibit 4.1 to iGATE Corporation’s Registration Statement on Form S-1, Commission File No. 333-14169, filed on November 19, 1996.

4.3	Indenture, dated April 29, 2011, by and among iGATE Corporation, iGATE Technologies, Inc., and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee, is incorporated by reference to Exhibit 4.1 to iGATE Corporation’s Form 8-K, filed on May 5, 2011.

4.4	Supplemental Indenture, dated May 12, 2011, among iGATE Corporation, the guarantors named therein, and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee.*

4.5	Registration Rights Agreement, dated April 29, 2011, by and among iGATE Corporation, iGATE Technologies, Inc. and the initial purchasers named therein is incorporated by reference to Exhibit 4.2 to iGATE Corporation’s Form 8-K, filed on May 5, 2011.

Exhibit Number	Description

4.6	Escrow Agreement, by and among iGATE Corporation, as Grantor, Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as Trustee, and Standard Chartered Bank, as Escrow Agent, is incorporated by reference to Exhibit 10.1 to iGATE Corporation’s Form 8-K, filed on May 5, 2011.

4.7	Account Security Deed, dated as of May 3, 2011, by and among iGATE Corporation, as charger, and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as charge, is incorporated by reference to Exhibit 10.2 to iGATE Corporation’s Form 8-K, filed on May 5, 2011.

5.1	Opinion of Kirkland & Ellis LLP.*

5.2	Opinion of Reed Smith LLP.

10.1	Performance Guarantee, dated as of January 10, 2011, by iGATE Corporation to the Sellers named therein is incorporated by reference to Exhibit 10.1 to iGATE’s Form 8-K, filed on January 12, 2011.

10.2	Performance Guarantee, dated as of January 10, 2011, by iGATE Corporation to General Atlantic Mauritius Limited is incorporated by reference to Exhibit 10.2 to iGATE’s Form 8-K, filed on January 12, 2011.

10.3	Debt Commitment Letter, dated as of January 10, 2011, by and among iGATE Corporation, Jefferies Finance LLC and Royal Bank of Canada is incorporated by reference to Exhibit 10.3 to iGATE’s Form 8-K, filed on January 12, 2011.

10.4	Securities Purchase Agreement, dated as of January 10, 2011, by and among iGATE Corporation and Viscaria Limited is incorporated by reference to Exhibit 10.1 to iGATE’s Form 8-K, filed on January 12, 2011.

10.5	Equity Commitment Letter, dated as of January 10, 2011, by and among iGATE Corporation, Apax Europe VII-A, L.P., Apax Europe VII-B, L.P., Apax Europe VII-1, L.P., Apax Europe VI-A, L.P., Apax Europe VI-1, L.P. and Apax US VII- L.P. is incorporated by reference to Exhibit 10.2 to iGATE’s Form 8-K, filed on January 12, 2011.

10.6	Amended and Restated Voting and Standstill Agreement, dated as of February 1, 2011, by and among iGATE Corporation, Viscaria Limited and the shareholders party thereto is incorporated by reference to Exhibit 10.2 to iGATE’s Form 8-K, filed on February 4, 2011.

10.7	Form of performance share award agreement is incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed on July 28, 2010.

10.8	Performance Share Award Agreement by and between the company and Phaneesh Murthy dated March 30, 2010 is incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed on July 28, 2010.

10.9	Performance Share Award Agreement by and between the company and Phaneesh Murthy dated March 30, 2010 is incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q, filed on July 28, 2010.

10.10	Form of non-qualified stock option agreement is incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed on April 28, 2010.

10.11	Employment Agreement, dated as of June 6, 2008, by and between the Company and Sunil Wadhwani is incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K for the year ended December 31, 2009.

10.11(a)	Amendment Agreement, dated April 1, 2009, between the Company and Sunil Wadhwani is incorporated by reference to Exhibit 10.2(a) to the Annual Report on Form 10-K for the year ended December 31, 2009.

Exhibit Number	Description

10.12	Employment Agreement, dated as of June 6, 2008, by and between the Company and Ashok Trivedi is incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K for the year ended December 31, 2009.

10.12(a)	Amendment Agreement, dated April 1, 2009, between the Company and Ashok Trivedi is incorporated by reference to Exhibit 10.1(A) to the Annual Report on Form 10-K for the year ended December 31, 2009.

10.13	iGATE Corporation 2006 Stock Incentive Plan is incorporated by reference to Exhibit 10.01 to the Quarterly Report on Form 10-Q, filed on August 9, 2006.

10.14	Senior Executive and Wholetime Director Employment Agreement between iGATE Global Solutions Limited and Mr. Sujit Sircar dated January 1, 2010 is incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K for the year ended December 31, 2010.

10.15	Senior Executive Employment Agreement dated January 1, 2010 between Phaneesh Murthy and iGATE Technologies Inc. is incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K for the year ended December 31, 2010.

10.16	Goods Security Agreement dated May 21, 2008 by and among iGATE Global Solutions Ltd., and Citibank N.A. filed as Exhibit 10.8 to the Quarterly Report on Form 10-Q, filed on August 1, 2008.

10.17	Lease Agreement dated January 16, 1995 by and between iGS and Messrs. Wadhwani and Trivedi for real estate in Bangalore, India is incorporated by reference to Exhibit 10.10 to iGATE Corporation’s Registration Statement on Form S-1, Commission File No. 333-14169, filed on November 19, 1996.

10.18	Lease Agreement dated November 6, 1996 by and between iGS and Messrs. Wadhwani and Trivedi for real estate in Bangalore, India is incorporated by reference to Exhibit 10.11 to iGATE Corporation’s Registration Statement on Form S-1, Commission File No. 333-14169, filed on November 19, 1996.

10.19	Lease Agreement dated January 15, 1998 by and between iGS and Messrs. Wadhwani and Trivedi for real estate in Bangalore, India, is incorporated by reference to Exhibit 10.12 to Annual Report on Form 10-K for the year ended December 31, 1998.

10.20	Lease Agreement dated March 26, 1997 by and between iGS and Messrs. Wadhwani and Trivedi for real estate in Bangalore, India, is incorporated by reference to Exhibit 10.13 to Annual Report on Form 10-K for the year ended December 31, 1998.

10.21	Lease Agreement dated January 13, 1998 by and between iGS and Messrs. Wadhwani and Trivedi for real estate in Chennai, India, is incorporated by reference to Exhibit 10.14 to Annual Report on Form 10-K for the year ended December 31, 1998.

10.22	Lease Agreement dated April 1, 1996 by and between Scott Systems Private Limited and Messrs. Wadhwani and Trivedi for real estate in Bombay, India, is incorporated by reference from Exhibit 10.12 to iGATE Corporation’s Registration Statement on Form S-1, Commission File No. 333-4169, filed on November 19, 1996.

10.23	Lease Agreement dated April 1, 1996 by and between Scott Systems Private Limited and Sunil Wadhwani for real estate in Bombay, India, is incorporated by reference to Exhibit 10.13 to iGATE Corporation’s Registration Statement on Form S-1, Commission File No. 333-14169, filed on November 19, 1996.

10.24	Lease Agreement dated April 1, 1996 by and between Scott Systems Private Limited and Ashok Trivedi for real estate in Bombay, India, is incorporated by reference to Exhibit 10.14 to iGATE Corporation’s Registration Statement on Form S-1, Commission File No. 333-14169, filed on November 19, 1996.

Exhibit Number	Description

10.25	Lease Agreement dated April 18, 1998 by and between Scott Systems Private Limited and Messrs. Wadhwani and Trivedi for real estate in Mumbai, India, is incorporated by reference to Exhibit 10.18 to Annual Report on Form 10-K for the year ended December 31, 1998.

10.26	Lease Agreement dated April 18, 1998 by and between Scott Systems Private Limited and Messrs. Wadhwani and Trivedi for real estate in Mumbai, India, is incorporated by reference to Exhibit 10.19 to Annual Report on Form 10-K for the year ended December 31, 1998.

10.27	Lease Agreement dated October 14, 1998 by and between Park Ridge One Associates and the Company for office space located in Park Ridge Office Center near Pittsburgh, Pennsylvania is incorporated by reference to Exhibit 10.25 to Annual Report on Form 10-K for the year ended December 31, 1998.

10.27(a)	First Amendment to Lease Agreement dated October 14, 1998 by and between Park Ridge One Associates and the Company for office space located in Park Ridge Office Center near Pittsburgh filed as Exhibit 10.20(a) to Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 16, 2006.

10.28	Lease Agreement dated June 8, 2000 by and between the Company and Foster Plaza Holding Corporation for office space in Foster Plaza located near Pittsburgh, Pennsylvania is incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 28, 2001.

10.29	Shareholders Agreement by and among the Company, Sunil Wadhwani and Ashok Trivedi and the Joinder Agreement by Grantor Retained Annuity Trusts established by Messrs. Wadhwani and Trivedi are incorporated by reference to Exhibit 10.5 to iGATE Corporation’s Registration Statement on Form S-1, Commission File No. 333-14169, filed on December 16, 1996.

10.30	Tax Sharing Agreement by and between iGATE Corporation and Mastech Holdings, Inc., dated September 30, 2008, is incorporated by reference to Exhibit 10.1 to iGATE’s Form 8-K, filed on October 1, 2008.

10.31	Executive Employment Agreement between iGate Global Solutions Limited and Sumit Ganguli, dated October 18, 2003, is incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K, for the year ended December 31, 2009.

10.32	Marketing Manager’s Agreement by and between Quantum Information Resources Limited and Jason Trussell, dated November 2, 1994, is incorporated by reference to Exhibit 10.23 to the Annual Report on Form 10-K, for the year ended December 31, 2009.

10.33	Investor Rights Agreement, dated as of February 1, 2011, by and among iGATE Corporation and Viscaria Limited, is incorporated by Reference to Exhibit 10.1 to iGATE’s Form 8-K, filed on February 4, 2011.

10.34	Offer Letter executed by Robert W. Massie on December 31, 2010, is incorporated by reference to Exhibit 10.34 to the Annual Report on Form 10-K, for the year ended December 31, 2010.

10.35	Senior Executive and Wholetime Director Employment Agreement between iGATE Global Solutions Limited and Sean Narayanan dated January 1, 2010, is incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K, for the year ended December 31, 2010.

10.36	Amendment Agreement, effective January 1, 2010, by and between iGATE Global Solutions Limited and Sean Suresh Narayanan, is incorporated by reference to Exhibit 10.1 to iGATE’s Form 8-K, filed on February 16, 2011.

10.37	Amendment Agreement, effective January 1, 2010, by and between iGATE Global Solutions Limited and Sujit Sircar, is incorporated by reference to Exhibit 10.2 to iGATE’s Form 8-K, filed on February 16, 2011.

Exhibit Number	Description

10.38	iGATE Corporation 2011 Annual Incentive Compensation Plan , is incorporated by reference to Annex B to iGATE’s Definitive Proxy Statement filed on April 13, 2011.

10.39	Credit Agreement, dated as of May 10, 2011, among iGATE Corporation, as borrower, DBS Bank Ltd., Singapore, as administrative agent, and the other lenders named therein is incorporated by reference to Exhibit 10.1 to iGATE’s Form 8-K, filed on May 16, 2011.

10.40	Employment Contract, dated July 1, 2011, between Suresh Anantha Narayanan and iGATE Technologies, Inc. is incorporated by reference to Exhibit 10.1 to iGATE’s Form 8-K, filed on July 7, 2011.

10.41	Employment Contract, dated July 1, 2011, between Srinivas Rao Kandula and iGATE Technologies, Inc. is incorporated by reference to Exhibit 10.2 to iGATE’s Form 8-K, filed on July 7, 2011.

10.42	Employment Contract, dated July 1, 2011, between Sujit Sircar and iGATE Global Solutions Limited is incorporated by reference to Exhibit 10.3 to iGATE’s Form 8-K, filed on July 7, 2011.

10.43	Restricted Stock Award Agreement between iGATE and Phaneesh Murthy, dated May 12, 2011, is incorporated by reference to Exhibit 10.13 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.44	Performance-Based Restricted Stock Award Agreement between iGATE and Phaneesh Murthy, dated May 12, 2011, is incorporated by reference to Exhibit 10.14 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.45	Restricted Stock Award Agreement between iGATE and Sujit Sircar, dated May 12, 2011, is incorporated by reference to Exhibit 10.15 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.46	Performance-Based Restricted Stock Award Agreement between iGATE and Sujit Sircar, dated May 12, 2011, is incorporated by reference to Exhibit 10.16 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.47	Restricted Stock Award Agreement between iGATE and Sean Suresh Narayanan, dated May 12, 2011, is incorporated by reference to Exhibit 10.17 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.48	Performance-Based Restricted Stock Award Agreement between iGATE and Sean Suresh Narayanan, dated May 12, 2011, is incorporated by reference to Exhibit 10.18 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.49	Restricted Stock Award Agreement between iGATE and Srinivas Kandula, dated May 12, 2011, is incorporated by reference to Exhibit 10.19 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.50	Performance-Based Restricted Stock Award Agreement between iGATE and Srinivas Kandula, dated May 12, 2011, is incorporated by reference to Exhibit 10.20 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.51	Restricted Stock Award Agreement between iGATE and Jason Trussell, dated June 15, 2011, is incorporated by reference to Exhibit 10.21 to iGATE’s Form 10-Q, filed on August 9, 2011.

10.52	Performance-Based Restricted Stock Agreement between iGATE and Jason Trussell, dated June 15, 2011, is incorporated by reference to Exhibit 10.22 to iGATE’s Form 10-Q, filed on August 9, 2011.

12.1	Computation of Ratio of Earnings to Fixed Charges.*

21.0	Subsidiaries of the Registrant is incorporated by reference to Exhibit 21.0 to the Annual Report on Form 10-K, for the year ended December 31, 2010.

23.1	Consent of Ernst & Young.*

23.2	Consent of KPMG.*

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).*

23.4	Consent of Reed Smith LLP (included in Exhibit 5.2).

Exhibit Number	Description

24.1	Powers of Attorney.*

25.1	Statement of Trustee Eligibility.*

99.1	Letter of Transmittal.*

*	Previously Filed